CLASS B COMMON STOCK

NUMBER

CLASS B COMMON STOCK

SHARES

Straight Path Communications Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 862578 10 1

This certifies that

SPECIMEN

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS B COMMON STOCK $.01 PAR VALUE PER SHARE, OF

STRAIGHT PATH COMMUNICATIONS INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the transfer agent and registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CORPORATE SECRETARY

STRAIGHT PATH COMMUNICATIONS INC. CORPORATE SEAL DELAWARE

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, NY)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE